Exhibit 99.1
Old National Bancorp
One Main Street
Evansville, IN 47708	Media: Kathy A. Schoettlin (812) 465-7269
oldnational.com	Investors: Lynell J. Walton (812) 464-1366

Old National reports 2021 record net income driven by
commercial loan growth of 7.2%

Evansville, Ind. (January 18, 2022)

Old National Bancorp (NASDAQ: ONB) reports 4Q21 net income of $56.2 million, diluted EPS of $0.34.
Adjusted[1] net income of $60.9 million, or $0.37 per diluted share.
Full-year net income of $277.5 million, or $1.67 per diluted share.
Adjusted[1] net income of $286.5 million, or$1.73 per diluted share.
CEO COMMENTARY:

"Old National's 4th quarter capped off a year of record earnings driven by robust commercial loan growth, strong credit quality and well controlled expenses," said Chairman and CEO Jim Ryan. "I'm particularly pleased that we achieved these strong results while also working steadily to remain on-task to complete our anticipated merger with First Midwest Bank – which also enjoyed strong 4th quarter and full-year 2021 results."

FOURTH QUARTER HIGHLIGHTS2:

Net income	•Net income of $56.2 million
•Earnings per diluted share of $0.34

Net interest income/NIM	•Net interest income on a fully taxable equivalent basis of $150.2 million compared to $155.1 million
•Net interest margin on a fully taxable equivalent basis of 2.77% compared to 2.92%

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $69.8 million
•Adjusted PPNR[1] of $78.1 million
•Noninterest expense of $131.9 million
•Adjusted noninterest expense[1] of $123.2 million
•Efficiency ratio[1] of 64.27%
•Adjusted efficiency ratio[1] of 59.95%

Loans and Credit Quality	•End-of-period total loans[3] of $13,637.3 million compared to $13,636.1 million
◦Total commercial loans increased $162.5 million, excluding the $185.9 million decrease in PPP loans
•Fourth-quarter total commercial production of $1.1 billion
•Provision for credit losses was a recapture of $1.9 million
•December 31 pipeline of $2.5 billion
•Net recoveries of $1.4 million compared to net recoveries of $3.0 million
•Non-performing loans of 0.92% of total loans compared to 0.94%

Return Profile & Capital	•Return on average common equity of 7.49%
•Return on average tangible common equity[1] of 12.07%
•Adjusted return on average tangible common equity[1] of 13.04%
•No shares of common stock were repurchased during the current quarter

Notable Items	•$2.0 million in tax credit amortization
•$6.7 million in merger-related charges
1 Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale

RESULTS OF OPERATIONS
Old National Bancorp ("Old National") reported fourth quarter 2021 net income of $56.2 million, or $0.34 per diluted share.

Included in the fourth quarter were pre-tax charges of $6.7 million related to the pending merger with First Midwest Bancorp, Inc. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $60.9 million, or $0.37 per diluted share.

LOANS
Strong commercial production resulted in 6.9% annualized commercial loan growth.

•Period-end total loans were $13,637.3 million at December 31, 2021, consistent with the $13,636.1 million at September 30, 2021.
•Paycheck Protection Program (PPP) loans declined $185.9 million to $169.0 million at December 31, 2021, compared to $354.9 million at September 30, 2021.
•Excluding the $185.9 million decrease in PPP loans during the quarter, total loans increased $187.1 million, or 5.6% annualized.
•Excluding PPP loans, total commercial loans increased $162.5 million, or 6.9% annualized.
•Total commercial loan production in the fourth quarter was $1.1 billion; period-end pipeline totaled $2.5 billion.
•Consumer loans increased $9.9 million to $1,574.1 million and residential mortgage loans increased $30.5 million to $2,255.3 million.
•Average total loans in the fourth quarter were $13,603.6 million, a decrease of $83.7 million from the third quarter of 2021.
•Excluding PPP loans, average total loans in the fourth quarter increased $178.1 million from the third quarter of 2021.

DEPOSITS
Total deposit growth bolstered by strong increase in checking and NOW accounts.

•Period-end total deposits were $18,569.2 million at December 31, 2021, an increase of $373.0 million, or 8.2% annualized, when compared to the $18,196.1 million at September 30, 2021.
•Checking and NOW deposits increased $382.0 million to $5,338.0 million at December 31, 2021 from $4,956.0 million at September 30, 2021.
•On average, total deposits in the fourth quarter increased $438.3 million to $18,414.3 million, compared to $17,976.0 million in the third quarter of 2021.

NET INTEREST INCOME AND MARGIN
Decrease in PPP interest and fees negatively impact net interest income and margin; funding costs modestly lower.

•Net interest income decreased to $146.8 million in the fourth quarter of 2021 compared to $151.6 million in the third quarter of 2021.
•The net interest margin on a fully taxable equivalent basis decreased 15 basis point to 2.77% compared to 2.92% in the third quarter of 2021.
•PPP interest and net fees combined were $7.7 million, or 11 basis points of net interest margin, in the fourth quarter of 2021 compared to $12.2 million, or 16 basis points of net interest margin, in the third quarter of 2021.
•Accretion income was $3.9 million, or 7 basis points of net interest margin, in the fourth quarter of 2021 compared to $3.0 million, or 6 basis points of net interest margin, in the third quarter of 2021.
•Interest collected on nonaccrual loans was $1.4 million, or 3 basis points of net interest margin, in the fourth quarter of 2021 compared to $2.3 million, or 4 basis points of net interest margin, in the third quarter of 2021.
•The cost of total deposits declined 1 basis point to 0.05% in the fourth quarter of 2021 and the cost of total interest-bearing deposits also declined 1 basis point to 0.08%.

CREDIT QUALITY
Strong credit quality remains a hallmark of the Old National franchise.
•Old National recorded a provision recapture in the fourth quarter of 2021 of $1.9 million, compared to $4.6 million in provision recapture recorded in the third quarter of 2021.
•Net recoveries in the fourth quarter were $1.4 million, compared to net recoveries of $3.0 million in the third quarter of 2021.
•30-89 day delinquencies were 0.11% at the end of the fourth quarter.
•Non-performing loans decreased as a percentage of total loans to 0.92%.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of December 31, 2021, the remaining discount on these acquired loans was $33.7 million.
•The allowance for credit losses stood at $107.3 million, or 0.79% of total loans at December 31, 2021.

NONINTEREST INCOME
Noninterest income decreased primarily due to lower mortgage banking revenue.

•Total noninterest income for the fourth quarter of 2021 was $51.5 million, a decrease of $3.0 million from the third quarter of 2021.
•Mortgage banking revenue decreased $3.5 million when compared to the third quarter of 2021, due primarily to a smaller pipeline.
•Gains on sales of debt securities decreased $0.8 million when compared to the third quarter of 2021.

NONINTEREST EXPENSE
Increase in fourth quarter expenses due primarily to increased personnel and marketing expenses.

•Noninterest expense for the fourth quarter of 2021 was $131.9 million and included $6.7 million in merger-related charges and $2.0 million in tax credit amortization.
•Excluding these items, adjusted noninterest expense for the fourth quarter was $123.2 million, compared to the $118.2 million in adjusted noninterest expense in the third quarter of 2021.
•The fourth quarter efficiency ratio was 64.27%, while the adjusted efficiency ratio was 59.95%.

INCOME TAXES

•On a fully taxable-equivalent basis, income tax expense in the fourth quarter was $15.5 million, resulting in a 21.6% FTE tax rate, compared to 22.8% in the third quarter of 2021.
•Income tax expense included $2.9 million in tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.

•At the end of the fourth quarter, preliminary total risk-based capital was 12.77% and preliminary regulatory tier 1 capital was 12.04%.
•Tangible common equity to tangible assets was 8.30% at the end of the fourth quarter compared to 8.55% in the third quarter of 2021.
•The Company did not repurchase any shares of common stock during the fourth quarter.
•A low loan to deposit ratio of 73.4%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	4Q21	Adjustments[4]	Adjusted 4Q21
Total Revenues (FTE)	$201.7	$(0.4)	$201.3
Less: Provision for Credit Losses	1.9	—	1.9
Less: Noninterest Expenses	(131.9)	6.7	(125.2)
Income before Income Taxes (FTE)	$71.7	$6.3	$78.0
Income Taxes (FTE)	(15.5)	(1.6)	(17.1)
Net Income	$56.2	$4.7	$60.9
Average Shares Outstanding	166,128	—	166,128
Earnings Per Share - Diluted	$0.34	$0.03	$0.37
4 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions, except EPS, shares in 000s)	2021	Adjustments[4]	Adjusted 2021
Total Revenues (FTE)	$824.5	$(4.3)	$820.2
Less: Provision for Credit Losses	28.8	—	28.8
Less: Noninterest Expenses	(500.5)	16.5	(484.0)
Income before Income Taxes (FTE)	$352.8	$12.2	$365.0
Income Taxes (FTE)	(75.3)	(3.2)	(78.5)
Net Income	$277.5	$9.0	$286.5
Average Shares Outstanding	165,929	—	165,929
Earnings Per Share - Diluted	$1.67	$0.06	$1.73
4 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	4Q21	3Q21
Net Interest Income	$146.8	$151.6
Add: FTE Adjustment	3.4	3.5
Net Interest Income (FTE)	$150.2	$155.1
Average Earning Assets	$21,670.7	$21,228.6
Net Interest Margin (FTE)	2.77%	2.92%

($ in millions)	4Q21	4Q20
Net Interest Income	$146.8	$161.1
Add: FTE Adjustment	3.4	3.5
Net Interest Income (FTE)	$150.2	$164.6
Add: Total Noninterest Income	51.5	58.5
Less: Noninterest Expense	131.9	142.3
Pre-Provision Net Revenue	$69.8	$80.8
Less: Debt Securities Gains/Losses	(0.4)	(0.2)
Less: Gain on Branch Actions	—	(0.1)
Add: Merger-Related Charges	6.7	—
Add: ONB Way Charges	—	3.6
Add: Amortization of Tax Credit Investments	2.0	9.9
Adjusted Pre-Provision Net Revenue	$78.1	$94.0

($ in millions)	4Q21	3Q21	4Q20	2021	2020
Noninterest Expense	$131.9	$121.3	$142.3	$500.5	$541.4
Less: ONB Way Charges	—	—	(3.6)	(1.9)	(42.6)
Less: Merger-Related Charges	(6.7)	(1.4)	—	(14.6)	—
Noninterest Expense less Charges	$125.2	$119.9	$138.7	$484.0	$498.8
Less: Amortization of Tax Credit Investments	(2.0)	(1.7)	(9.9)	(6.7)	(18.8)
Adjusted Noninterest Expense	$123.2	$118.2	$128.8	$477.3	$480.0
Less: Intangible Amortization	(2.6)	(2.8)	(3.3)	(11.4)	(14.1)
Adjusted Noninterest Expense Less Intangible Amortization	$120.6	$115.4	$125.5	$465.9	$465.9
Net Interest Income	$146.8	$151.6	$161.1	$596.4	$596.1
FTE Adjustment	3.4	3.5	3.5	13.9	13.6
Net Interest Income (FTE)	$150.2	$155.1	$164.6	$610.3	$609.7
Total Noninterest Income	51.5	54.5	58.5	214.2	239.2
Total Revenue (FTE)	$201.7	$209.6	$223.1	$824.5	$848.9
Less: Debt Securities Gains/Losses	(0.4)	(1.2)	(0.2)	(4.3)	(10.8)
Less: Gain on Branch Actions	—	—	(0.1)	—	—
Adjusted Total Revenue (FTE)	$201.3	$208.4	$222.8	$820.2	$838.1
Efficiency Ratio	64.27%	56.86%	62.37%	59.65%	62.91%
Adjusted Efficiency Ratio	59.95%	55.38%	56.35%	56.80%	55.59%

($ in millions)	4Q21	3Q21
Net Income	$56.2	$71.7
Add: Intangible Amortization (net of tax5)	1.9	2.1
Tangible Net Income	$58.1	$73.8
Less: Securities Gains/Losses (net of tax5)	(0.3)	(0.9)
Add: Merger-Related Charges (net of tax5)	5.0	1.1
Adjusted Tangible Net Income	$62.8	$74.0
Average Total Shareholders’ Equity	2,998.8	3,027.9
Less: Average Goodwill	(1,037.0)	(1,037.0)
Less: Average Intangibles	(36.0)	(38.6)
Average Tangible Shareholders’ Equity	$1,925.8	$1,952.3
Return on Average Tangible Common Equity	12.07%	15.13%
Adjusted Return on Average Tangible Common Equity	13.04%	15.16%
5 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, January 18, 2022, to review fourth-quarter 2021 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (877) 660-9071 or International (929) 517-9523, Conference I.D. 3313815. A replay of the call will also be available from Noon Central Time on January 18 through February 1. To access the replay, dial (855) 859-2056, Conference ID Code 3313815.

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $24.5 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for ten consecutive years.  Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. This is an approach to business that we call The ONB Way. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Minnesota and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENTS
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Old National’s future plans, objectives, performance, revenues, growth, profits, operating expenses or Old National’s underlying assumptions; First Midwest’s and Old National’s beliefs, goals, intentions, and expectations regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made; Old National does not assume any duty, and does not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Old National. Such statements are based upon the current beliefs and expectations of the management of Old National and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Midwest and Old National; the outcome of any legal proceedings that may be instituted against First Midwest or Old National; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of First Midwest and Old National to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Midwest and Old National do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate First Midwest’s operations and those of Old National; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; First Midwest’s and Old National’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Old National’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of First Midwest and Old National to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of First Midwest and Old National; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on First Midwest, Old National and the proposed transaction; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Annual Report on Form 10‐K for the year ended December 31, 2020, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of First Midwest’s and Old National’s Quarterly Report on Form 10‐Q for the quarter ended September 30, 2021, and in other reports First Midwest and Old National file with the U.S. Securities and Exchange Commission (the “SEC”).

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Income Statement
Net interest income	$146,781	$151,572	$161,079	$596,400	$596,094
Tax equivalent adjustment (1)	3,442	3,501	3,517	13,913	13,586
Net interest income - tax equivalent basis	150,223	155,073	164,596	610,313	609,680
Provision for credit losses	(1,914)	(4,613)	(1,100)	(28,812)	38,395
Noninterest income	51,484	54,515	58,552	214,219	239,274
Noninterest expense	131,937	121,274	142,318	500,569	541,417
Net income	56,188	71,746	74,120	277,538	226,409

Per Common Share Data
Weighted average diluted shares	166,128	165,939	165,631	165,929	166,177
Net income (diluted)	$0.34	$0.43	$0.44	$1.67	$1.36
Cash dividends	0.14	0.14	0.14	0.56	0.56
Common dividend payout ratio (2)	41%	33%	31%	33%	41%
Book value	$18.16	$18.31	$17.98	$18.16	$17.98
Stock price	18.12	16.95	16.56	18.12	16.56
Tangible common book value (3)	11.70	11.83	11.43	11.70	11.43

Performance Ratios
Return on average assets	0.93%	1.20%	1.30%	1.17%	1.04%
Return on average common equity	7.49%	9.48%	10.11%	9.26%	7.87%
Return on tangible common equity (3)	11.98%	15.05%	16.20%	14.74%	12.54%
Return on average tangible common equity (3)	12.07%	15.13%	16.57%	14.89%	13.27%
Net interest margin (FTE)	2.77%	2.92%	3.26%	2.89%	3.18%
Efficiency ratio (4)	64.27%	56.86%	62.37%	59.65%	62.91%
Net charge-offs (recoveries) to average loans	(0.04)%	(0.09)%	(0.03)%	(0.03)%	0.02%
Allowance for credit losses to ending loans	0.79%	0.79%	0.95%	0.79%	0.95%
Non-performing loans to ending loans	0.92%	0.94%	1.20%	0.92%	1.20%

Balance Sheet (EOP)
Total loans	$13,601,846	$13,584,828	$13,786,479	$13,601,846	$13,786,479
Total assets	24,453,564	24,018,733	22,960,622	24,453,564	22,960,622
Total deposits	18,569,195	18,196,149	17,037,453	18,569,195	17,037,453
Total borrowed funds	2,575,240	2,536,303	2,676,554	2,575,240	2,676,554
Total shareholders' equity	3,012,018	3,035,892	2,972,656	3,012,018	2,972,656

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	12.04%	12.08%	11.75%	12.04%	11.75%
Tier 1	12.04%	12.08%	11.75%	12.04%	11.75%
Total	12.77%	12.84%	12.69%	12.77%	12.69%
Leverage ratio (to average assets)	8.59%	8.54%	8.20%	8.59%	8.20%

Total equity to assets (averages)	12.35%	12.69%	12.83%	12.60%	13.20%
Tangible common equity to tangible assets	8.30%	8.55%	8.64%	8.30%	8.64%

Nonfinancial Data
Full-time equivalent employees	2,374	2,410	2,445	2,374	2,445
Banking centers	162	162	162	162	162

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per share divided by net income per share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
December 31, 2021 capital ratios are preliminary.
(4) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Interest income	$156,928	$162,026	$173,249	$638,649	$663,308
Less: interest expense	10,147	10,454	12,170	42,249	67,214
Net interest income	146,781	151,572	161,079	596,400	596,094
Provision for credit losses	(1,914)	(4,613)	(1,100)	(28,812)	38,395
Net interest income after provision for credit losses	148,695	156,185	162,179	625,212	557,699

Wealth management fees	9,833	10,134	9,259	40,409	36,806
Service charges on deposit accounts	9,121	8,926	8,724	34,685	35,081
Debit card and ATM fees	5,071	4,942	5,072	20,739	20,178
Mortgage banking revenue	7,336	10,870	16,233	42,558	62,775
Investment product fees	6,258	6,475	5,544	24,639	21,614
Capital markets income	6,394	6,017	6,545	21,997	22,480
Company-owned life insurance	2,737	2,355	3,153	10,589	12,031
Other income	4,299	3,589	3,861	14,276	17,542
Gains (losses) on sales of debt securities	435	1,207	161	4,327	10,767
Total noninterest income	51,484	54,515	58,552	214,219	239,274

Salaries and employee benefits	72,336	71,005	78,001	284,098	293,590
Occupancy	13,151	12,757	13,008	54,834	55,316
Equipment	4,473	3,756	3,778	16,704	16,690
Marketing	4,723	3,267	3,242	12,684	10,874
Data processing	11,489	11,508	12,362	47,047	41,086
Communication	2,412	2,372	2,396	10,073	9,731
Professional fees	5,409	3,416	4,834	20,077	15,755
FDIC assessment	1,598	1,628	1,780	6,059	6,722
Amortization of intangibles	2,573	2,779	3,244	11,336	14,091
Amortization of tax credit investments	2,019	1,736	9,871	6,770	18,788
Other expense	11,754	7,050	9,802	30,887	58,774
Total noninterest expense	131,937	121,274	142,318	500,569	541,417

Income before income taxes	68,242	89,426	78,413	338,862	255,556
Income tax expense	12,054	17,680	4,293	61,324	29,147
Net income	$56,188	$71,746	$74,120	$277,538	$226,409

Diluted Earnings Per Share
Net income	$0.34	$0.43	$0.44	$1.67	$1.36

Average Common Shares Outstanding
Basic	165,278	165,258	164,799	165,178	165,509
Diluted	166,128	165,939	165,631	165,929	166,177

Common shares outstanding at end of period	165,838	165,814	165,367	165,838	165,367

Balance Sheet (unaudited)
($ in thousands)
	December 31,	September 30,	December 31,
	2021	2021	2020
Assets
Federal Reserve Bank account	$627,354	$600,581	$307,967
Money market investments	22,002	16,294	13,537
Investments:
Treasury and government-sponsored agencies	1,778,357	1,803,273	852,196
Mortgage-backed securities	3,698,831	3,354,701	3,339,098
States and political subdivisions	1,654,986	1,609,283	1,492,162
Other securities	432,478	442,503	458,639
Total investments	7,564,652	7,209,760	6,142,095
Loans held for sale, at fair value	35,458	51,306	63,250
Loans:
Commercial	3,391,769	3,505,183	3,956,422
Commercial and agriculture real estate	6,380,674	6,290,632	5,946,512
Consumer:
Home equity	560,590	554,322	556,414
Other consumer loans	1,013,524	1,009,909	1,078,709
Subtotal of commercial and consumer loans	11,346,557	11,360,046	11,538,057
Residential real estate	2,255,289	2,224,782	2,248,422
Total loans	13,601,846	13,584,828	13,786,479
Total earning assets	21,851,312	21,462,769	20,313,328

Allowance for credit losses	(107,341)	(107,868)	(131,388)
Non-earning Assets:
Cash and due from banks	172,663	180,583	268,208
Premises and equipment, net	476,186	476,036	464,408
Operating lease right-of-use assets	69,560	69,912	76,197
Goodwill and other intangible assets	1,071,672	1,074,245	1,083,008
Company-owned life insurance	463,324	461,310	456,110
Other assets	456,188	401,746	430,751
Total non-earning assets	2,709,593	2,663,832	2,778,682
Total assets	$24,453,564	$24,018,733	$22,960,622

Liabilities and Equity
Noninterest-bearing demand deposits	$6,303,106	$6,440,526	$5,633,672
Interest-bearing:
Checking and NOW accounts	5,338,022	4,956,012	4,877,046
Savings accounts	3,798,494	3,708,807	3,395,747
Money market accounts	2,169,160	2,097,967	1,908,118
Other time deposits	960,413	992,837	1,103,313
Total core deposits	18,569,195	18,196,149	16,917,896
Brokered deposits	—	—	119,557
Total deposits	18,569,195	18,196,149	17,037,453

Federal funds purchased and interbank borrowings	276	34	1,166
Securities sold under agreements to repurchase	392,275	375,247	431,166
Federal Home Loan Bank advances	1,886,019	1,890,054	1,991,435
Other borrowings	296,670	270,968	252,787
Total borrowed funds	2,575,240	2,536,303	2,676,554
Operating lease liabilities	76,236	76,771	86,598
Accrued expenses and other liabilities	220,875	173,618	187,361
Total liabilities	21,441,546	20,982,841	19,987,966
Common stock, surplus, and retained earnings	3,014,393	2,979,082	2,824,885
Accumulated other comprehensive income (loss), net of tax	(2,375)	56,810	147,771
Total shareholders' equity	3,012,018	3,035,892	2,972,656
Total liabilities and shareholders' equity	$24,453,564	$24,018,733	$22,960,622

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$726,144	$276	0.15%	$467,572	$177	0.15%	$413,782	$126	0.12%
Investments:
Treasury and government-sponsored agencies	1,763,544	6,390	1.45%	1,730,553	6,968	1.61%	648,314	2,937	1.81%
Mortgage-backed securities	3,513,482	15,071	1.72%	3,313,027	14,509	1.75%	3,291,436	16,137	1.96%
States and political subdivisions	1,625,390	12,941	3.18%	1,586,743	12,609	3.18%	1,437,890	12,008	3.34%
Other securities	438,583	2,608	2.38%	443,393	2,638	2.38%	462,836	2,629	2.27%
Total investments	7,340,999	37,010	2.02%	7,073,716	36,724	2.08%	5,840,476	33,711	2.31%
Loans: (2)
Commercial	3,420,274	31,641	3.62%	3,645,197	36,139	3.88%	4,132,831	46,468	4.40%
Commercial and agriculture real estate	6,341,296	57,347	3.54%	6,200,144	57,820	3.65%	5,829,912	58,334	3.92%
Consumer:
Home equity	556,851	4,380	3.12%	549,229	4,448	3.21%	550,548	4,380	3.17%
Other consumer loans	1,009,690	9,488	3.73%	1,018,385	9,690	3.77%	1,099,504	11,276	4.08%
Subtotal commercial and consumer loans	11,328,111	102,856	3.60%	11,412,955	108,097	3.76%	11,612,795	120,458	4.13%
Residential real estate loans	2,275,469	20,228	3.56%	2,274,347	20,529	3.61%	2,314,938	22,471	3.88%

Total loans	13,603,580	123,084	3.56%	13,687,302	128,626	3.70%	13,927,733	142,929	4.04%

Total earning assets	$21,670,723	$160,370	2.93%	$21,228,590	$165,527	3.08%	$20,181,991	$176,766	3.46%

Less: Allowance for credit losses	(107,990)			(111,216)			(137,539)

Non-earning Assets:
Cash and due from banks	$228,126			$272,855			$341,154
Other assets	2,481,792			2,479,079			2,479,253

Total assets	$24,272,651			$23,869,308			$22,864,859

Interest-Bearing Liabilities:
Checking and NOW accounts	$5,093,496	$458	0.04%	$4,873,914	$484	0.04%	$4,708,568	$629	0.05%
Savings accounts	3,766,543	524	0.06%	3,678,944	500	0.05%	3,329,494	487	0.06%
Money market accounts	2,139,702	456	0.08%	2,110,981	438	0.08%	1,932,594	445	0.09%
Other time deposits	978,723	1,047	0.42%	998,060	1,156	0.46%	1,158,715	2,189	0.75%
Total interest-bearing core deposits	11,978,464	2,485	0.08%	11,661,899	2,578	0.09%	11,129,371	3,750	0.13%
Brokered deposits	—	—	0.00%	—	—	0.00%	37,176	26	0.28%
Total interest-bearing deposits	11,978,464	2,485	0.08%	11,661,899	2,578	0.09%	11,166,547	3,776	0.13%

Federal funds purchased and interbank borrowings	1,162	—	0.00%	689	—	0.00%	843	—	0.03%
Securities sold under agreements to repurchase	381,744	92	0.10%	384,724	90	0.09%	438,272	125	0.11%
Federal Home Loan Bank advances	1,887,821	5,122	1.08%	1,890,916	5,326	1.12%	2,089,519	5,953	1.13%
Other borrowings	274,926	2,448	3.56%	270,597	2,460	3.64%	240,815	2,316	3.85%
Total borrowed funds	2,545,653	7,662	1.19%	2,546,926	7,876	1.23%	2,769,449	8,394	1.21%

Total interest-bearing liabilities	$14,524,117	$10,147	0.28%	$14,208,825	$10,454	0.29%	$13,935,996	$12,170	0.35%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$6,435,829			$6,314,100			$5,644,017
Other liabilities	313,880			318,448			352,256
Shareholders' equity	2,998,825			3,027,935			2,932,590

Total liabilities and shareholders' equity	$24,272,651			$23,869,308			$22,864,859

Net interest rate spread			2.65%			2.79%			3.11%

Net interest margin (FTE)			2.77%			2.92%			3.26%

FTE adjustment		$3,442			$3,501			$3,517

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$450,158	$589	0.13%	$174,494	$568	0.33%
Investments:
Treasury and government-sponsored agencies	1,573,855	24,209	1.54%	547,054	12,124	2.22%
Mortgage-backed securities	3,356,950	60,479	1.80%	3,246,520	70,611	2.17%
States and political subdivisions	1,548,939	50,115	3.24%	1,347,490	47,034	3.49%
Other securities	443,606	10,680	2.41%	485,430	11,990	2.47%
Total investments	$6,923,350	$145,483	2.10%	$5,626,494	$141,759	2.52%
Loans: (2)
Commercial	3,763,099	138,063	3.67%	3,843,089	140,473	3.66%
Commercial and agriculture real estate	6,168,146	228,568	3.71%	5,477,562	234,670	4.28%
Consumer:
Home equity	547,322	17,181	3.14%	553,570	18,561	3.35%
Other consumer loans	1,030,145	39,100	3.80%	1,131,028	46,661	4.13%
Subtotal commercial and consumer loans	11,508,712	422,912	3.67%	11,005,249	440,365	4.00%
Residential real estate loans	2,269,989	83,578	3.68%	2,352,444	94,202	4.00%

Total loans	13,778,701	506,490	3.68%	13,357,693	534,567	4.00%

Total earning assets	$21,152,209	$652,562	3.09%	$19,158,681	$676,894	3.53%

Less: Allowance for credit losses	(117,436)			(115,321)

Non-earning Assets:
Cash and due from banks	$256,860			$327,053
Other assets	2,492,054			2,414,602

Total assets	$23,783,687			$21,785,015

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,945,435	$2,065	0.04%	$4,464,027	$5,449	0.12%
Savings accounts	3,648,019	2,003	0.05%	3,113,435	3,156	0.10%
Money market accounts	2,080,332	1,750	0.08%	1,866,196	4,585	0.25%
Other time deposits	1,020,359	5,105	0.50%	1,337,269	14,013	1.05%
Total interest-bearing core deposits	11,694,145	10,923	0.09%	10,780,927	27,203	0.25%
Brokered deposits	41,371	31	0.08%	85,041	966	1.14%
Total interest-bearing deposits	11,735,516	10,954	0.09%	10,865,968	28,169	0.26%

Federal funds purchased and interbank borrowings	1,113	—	0.00%	138,257	1,296	0.94%
Securities sold under agreements to repurchase	392,777	397	0.10%	375,961	854	0.23%
Federal Home Loan Bank advances	1,902,407	21,075	1.11%	2,055,155	27,274	1.33%
Other borrowings	269,484	9,823	3.65%	242,642	9,621	3.96%
Total borrowed funds	2,565,781	31,295	1.22%	2,812,015	39,045	1.39%

Total interest-bearing liabilities	14,301,297	42,249	0.30%	13,677,983	67,214	0.49%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$6,163,937			$4,945,506
Other liabilities	320,933			286,066
Shareholders' equity	2,997,520			2,875,460

Total liabilities and shareholders' equity	$23,783,687			$21,785,015

Net interest rate spread			2.79%			3.04%

Net interest margin (FTE)			2.89%			3.18%

FTE adjustment		$13,913			$13,586

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020

Beginning allowance for credit losses	$107,868	$109,444	$131,388	$131,388	$54,619
Impact of adopting ASC 326 on 01/01/2020	—	—	—	—	41,347

Provision for credit losses	(1,914)	(4,613)	(1,100)	(28,812)	38,395

Gross charge-offs	(545)	(1,215)	(707)	(4,310)	(15,553)
Gross recoveries	1,932	4,252	1,807	9,075	12,580
Net (charge-offs) recoveries	1,387	3,037	1,100	4,765	(2,973)

Ending allowance for credit losses	$107,341	$107,868	$131,388	$107,341	$131,388

Net charge-offs (recoveries) / average loans (1)	(0.04)%	(0.09)%	(0.03)%	(0.03)%	0.02%

Average loans outstanding (1)	$13,594,543	$13,675,436	$13,910,145	$13,766,590	$13,341,677

EOP loans outstanding (1)	13,601,846	13,584,828	13,786,479	13,601,846	13,786,479

Allowance for credit losses / EOP loans (1)	0.79%	0.79%	0.95%	0.79%	0.95%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$7	$113	$167	$7	$167

Non-performing loans:
Nonaccrual loans (2)	106,691	111,586	147,339	106,691	147,339
TDRs still accruing	18,378	16,420	17,749	18,378	17,749
Total non-performing loans	125,069	128,006	165,088	125,069	165,088

Foreclosed properties	2,030	1,943	1,324	2,030	1,324

Total underperforming assets	$127,106	$130,062	$166,579	$127,106	$166,579

Classified and Criticized Assets:
Nonaccrual loans (2)	106,691	111,586	147,339	106,691	147,339
Substandard accruing loans	162,572	164,192	157,276	162,572	157,276
Loans 90 days and over (still accruing)	7	113	167	7	167
Total classified loans - "problem loans"	$269,270	$275,891	$304,782	$269,270	$304,782

Other classified assets	4,338	4,300	3,706	4,338	3,706
Criticized loans - "special mention loans"	235,910	240,215	287,192	235,910	287,192

Total classified and criticized assets	$509,518	$520,406	$595,680	$509,518	$595,680

Non-performing loans / EOP loans (1)	0.92%	0.94%	1.20%	0.92%	1.20%

Allowance to non-performing loans	86%	84%	80%	86%	80%

Under-performing assets / EOP loans (1)	0.93%	0.96%	1.21%	0.93%	1.21%

EOP total assets	$24,453,564	$24,018,733	$22,960,622	$24,453,564	$22,960,622

Under-performing assets / EOP assets	0.52%	0.54%	0.73%	0.52%	0.73%

EOP - End of period actual balances
(1) Excludes loans held for sale.
(2) Includes non-accruing TDRs totaling $11.7 million at December 31, 2021, $12.8 million at September 30, 2021, and $14.9 million at December 30, 2020.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Actual End of Period Balances
GAAP shareholders' equity	$3,012,018	$3,035,892	$2,972,656	$3,012,018	$2,972,656

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	34,678	37,251	46,014	34,678	46,014
	1,071,672	1,074,245	1,083,008	1,071,672	1,083,008

Tangible shareholders' equity	$1,940,346	$1,961,647	$1,889,648	$1,940,346	$1,889,648

Average Balances
GAAP shareholders' equity	$2,998,825	$3,027,935	$2,932,590	$2,997,520	$2,875,460

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	35,992	38,585	47,536	40,071	52,740
	1,072,986	1,075,579	1,084,530	1,077,065	1,089,734

Average tangible shareholders' equity	$1,925,839	$1,952,356	$1,848,060	$1,920,455	$1,785,726

Actual End of Period Balances
GAAP assets	$24,453,564	$24,018,733	$22,960,622	$24,453,564	$22,960,622

Add:
Trust overdrafts	—	116	26	—	26

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994	1,036,994	1,036,994
Intangibles	34,678	37,251	46,014	34,678	46,014
	1,071,672	1,074,245	1,083,008	1,071,672	1,083,008

Tangible assets	$23,381,892	$22,944,604	$21,877,640	$23,381,892	$21,877,640

Risk-weighted assets (2)	$16,588,469	$16,227,070	$15,369,076	$16,588,469	$15,369,076

GAAP net income	$56,188	$71,746	$74,120	$277,538	$226,409

Add:
Amortization of intangibles (net of tax)	1,930	2,084	2,433	8,502	10,585

Tangible net income	$58,118	$73,830	$76,553	$286,040	$236,994

Tangible Ratios
Return on tangible common equity	11.98%	15.05%	16.20%	14.74%	12.54%
Return on average tangible common equity	12.07%	15.13%	16.57%	14.89%	13.27%
Return on tangible assets	0.99%	1.29%	1.40%	1.22%	1.08%
Tangible common equity to tangible assets	8.30%	8.55%	8.64%	8.30%	8.64%
Tangible common equity to risk-weighted assets (2)	11.70%	12.09%	12.30%	11.70%	12.30%
Tangible common book value (1)	11.70	11.83	11.43	11.70	11.43

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity (2)	$1,998,056	$1,960,340	$1,805,194	$1,998,056	$1,805,194

Risk-weighted assets (2)	16,588,469	16,227,070	15,369,076	16,588,469	15,369,076

Tier 1 common equity to risk-weighted assets (2)	12.04%	12.08%	11.75%	12.04%	11.75%

(2) December 31, 2021 figures are preliminary.